UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

ZOMEDICA CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Phoenix Drive, Suite 125

Ann Arbor, Michigan 48108

(Address of Principal Executive Offices) (Zip Code)

(734) 369-2555

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As disclosed in the Current Report on Form 8-K filed by Zomedica Corp. (the “Company”) on June 21, 2022, the Company and its wholly-owned subsidiary Zomedica Inc. entered into an Asset Purchase Agreement dated June 14, 2022 with Revo Squared LLC (“Revo Squared”) and its majority member (Revo Squared and it majority member are referred to herein as the “Selling Parties”) pursuant to which Zomedica Inc. agreed to acquire substantially all of the assets of Revo Squared (the “Acquisition”). Revo Squared, based in Marietta, Georgia, is in the business of developing, manufacturing, marketing, distributing and selling diagnostic imaging products and services for use in animal health, including its SuperView, Sonoview Color, Sonoview Mini/Mini Plus and Microview product offerings (the “Revo Squared Products”).

On July 1, 2022, the parties consummated the Acquisition. At the closing, Zomedica Inc. paid Revo Squared a base purchase price of $6.0 million in cash, which was subject to adjustments based on the amount of Revo Squared’s working capital at the closing. $500,000 of the purchase price was deposited into a third-party escrow account for a period of 15 months to support Revo Squared’s indemnification obligation under the Purchase Agreement and an additional $50,000 of the purchase price was deposited into the escrow account for a period of approximately 90 days to support payment of post-closing adjustments to the purchase price, if any. The Company also issued to Revo Squared a ten-year warrant to purchase an aggregate of 10,000,000 of the Company’s common shares at a per share exercise price equal to $0.2201. Zomedica Inc. has agreed to pay Revo Squared aggregate earn-out payments of up to $4.0 million based on the achievement of milestones related to future net sales from Revo Squared Products. One-time earn-out payments of $2.0 million each will be payable upon net sales from Revo Squared Products exceeding $5.0 million and $10.0 million during any calendar year ending on or prior to December 31, 2027.

The foregoing description of the Purchase Agreement and the Acquisition is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on June 21, 2022.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. On July 1, 2022, in connection with the closing of the Acquisition described above in Item 1.01, the Company issued to Revo Squared warrants to purchase an aggregate of 10,000,000 of the Company’s common shares at a per share exercise price equal to $0.2201. The warrants may be exercised on a cash or cashless basis, at the election of the warrant holder.

The warrants were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, based on the Company’s reasonable belief that the offer and sale of the warrants has not and will not involve a public offering.

The foregoing description of the warrant to purchase common shares is not complete and is qualified in its entirety by reference to the full text of the warrant to purchase common shares, a copy of which is attached to this report as Exhibit 4.1 and incorporated herein by reference.

Item 8.01. Other Events.

On July 6, 2022, the Company issued a press release announcing the consummation of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	4.1	Warrant to Purchase Common Shares dated July 1, 2022 issued to Revo Squared LLC
	99.1	Press Release dated July 6, 2022
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA CORP.

Date: July 8, 2022	By:	/s/Ann Marie Cotter
Ann Marie Cotter
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant to Purchase Common Shares dated July 1, 2022 issued to Revo Squared LLC
99.1	Press Release dated July 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)